EXHIBIT 22.1



                        SUBSIDIARIES OF ZITEL CORPORATION



1.   Zitel International Corporation
     47211 Bayside Parkway
     Fremont, CA  94538-6517

2.   Zitel SARL
     47211 Bayside Parkway
     Fremont, CA  94538-6517

3.   Zitel Export Corporation
     47211 Bayside Parkway
     Fremont, CA  94538-6517

4.   Performance & Modeling, Inc.
     47211 Bayside Parkway
     Fremont, CA  94538-6517

5.   CHI Systems, Inc.
     47211 Bayside Parkway
     Fremont, CA  94538-6517










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